UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                 -------------------------------

                             FORM 8-K

                 -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


           December 31, 1997                              0-14871
(Date of earliest report)                    (Commission File Number)


                          ML MEDIA PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)


                 New York                            13-3221085
   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification Number)




    World Financial Center, South Tower, New York, New York 10080-6108
            (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
           (Registrant's telephone number, including area code)


                                 Not Applicable
      (Former name or former address, if changed since last report.)


Item 5. Other Events
     On December 31, 1997, the loans outstanding under the WEBE-WINCOM-WICC Loan in the principal amount of $6,769,038 matured and became due and payable in accordance with their terms. On that date, Registrant made a payment to Chase Manhattan Bank, the lender, in the amount of $2,588,601, which included interest of $63,601, but was unable to repay the remainder of the loans. As a result of such default, the lender has the right to take actions to enforce its right under the WEBE-WINCOM-WICC Loan including the right to foreclose on the properties of the WEBE-WINCOM-WICC group.
The WEBE-WINCOM-WICC Loan is non-recourse to the other assets of
Registrant.   Registrant and Chase Manhattan Bank are negotiating the terms of a waiver of the default and an amendment to the WINCOM-WEBE-WICC Loan that would, among other things, extend the maturity date of the loans to June 30, 1999. Registrant expects to enter into such an amendment during the first quarter of 1998, although there is no assurance that Registrant will be able to do so or as to the terms of any such amendment.

                                SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ML MEDIA PARTNERS, L.P.

                                   By:  RP Media Management,
                                        General Partner

                                   By:  IMP Media Management,
                                        Inc.


Dated February 5, 1998             By:  s/Elizabeth McNey Yates
                                        Elizabeth McNey Yates
                                        Vice President